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                                                                    Exhibit 99.9


                         BENEFICIAL OWNER ELECTION FORM


     I (we) acknowledge receipt of your letter and the enclosed materials relating to the offering of shares of common stock, par value $0.01 per share (the "Common Stock"), of AMF Bowling, Inc. (the "Company").

     In this form, I (we) instruct you whether to exercise, sell or transfer rights to purchase the Common Stock distributed with respect to the Company's Common Stock held by you for my (our) account, pursuant to the terms and subject to the conditions set forth in the prospectus dated ____, 1999 (the "Prospectus").

     BOX 1.  [_]  Please do not exercise rights for shares of the Common Stock.

     BOX 2. [_] Please exercise rights for shares of the Common Stock as set forth below:

                          Number         Subscription
                        of Rights           Price              Payment
                      --------------  ------------------  -----------------

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Basic Subscription
 Privilege:           _________    X  $_________      =   $________(Line 1)

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Over-Subscription
 Privilege:           _________    X  $__________      =  $________(Line 2)

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     By exercising this Over-Subscription Privilege, I (we) hereby represent and certify that I (we) have fully exercised my (our) Basic Subscription Privilege received in respect of shares of Common Stock held in the below-described capacity.

     Total Payment Required = $_______ (Sum of Lines 1 and 2; must equal total of amounts in Boxes 3 and 4).

     BOX 3. [_]  Payment in the following amount is enclosed:  ____________

     BOX 4. [_] Please deduct payment from the following account maintained by you as follows:

_________________________  ___________________________
Type of Account            Account No.

Amount to be deducted: $ ____________________

Date: __________________, 1999           _______________________________
                                          Signature

     BOX 5. [_]  Please sell _____ of my Rights.

     BOX 6. [_] Please have [Name of Subscription Agent] effect my specific instructions that I have attached hereto and for which I have had an Eligible Institution guarantee my signature.
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                         Signature(s):__________________________________



                         Signature(s):__________________________________
                                      (If held jointly)



Please type or print name(s) below:

____________________________

____________________________



Signature(s) Guaranteed by:   _________________________________
                                    Eligible Institution